UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, the board of directors (the “Board”) of Eastman Kodak Company (the “Company”), fixed the number of directors at nine and appointed Richard Todd Bradley as a director of the Company for a term expiring at the 2018 Annual Meeting of Shareholders.  Mr. Bradley will serve on the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Executive Compensation Committee of the Board.  Mr. Bradley will be eligible to receive compensation for his Board and committee service consistent with that provided to all non-employee directors.

Mr. Bradley was appointed by the Board upon the recommendation of the Governance Committee.  Mr. Bradley was designated in connection with the Purchase Agreement dated as of November 7, 2016, among the Company, Southeastern Asset Management, Inc. (“Southeastern”), and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, which are investment funds managed by Southeastern (such investment funds collectively, the “Purchasers”), whereby the Purchasers have the right to nominate at the Company’s annual meetings members to the Company’s Board proportional to the Purchasers’ share ownership of 5.50% Series A Convertible Preferred Stock on an as-converted basis, currently allowing the Purchasers to nominate two members to the Board.  The Purchasers previously nominated Messrs. Jeffrey Engelberg and Craig Rogerson as directors at the 2017 Annual Meeting of Shareholders.  Mr. Engelberg was subsequently elected as a director.  However, Mr. Rogerson indicated that due to a conflict he was no longer available to serve as our director and withdrew his name for consideration as a director nominee.  As a result, the Board subsequently considered and approved Mr. Bradley’s nomination.

Mr. Bradley, age 58, is Chief Executive Officer and a board member of Mozido, LLC (“Mozido”), a Texas-based provider of white-label mobile-payment systems, a position in which he has served since October 2015.  From June to December 2014, Mr. Bradley served as President of TIBCO Software, Inc. (“TIBCO”), where he held global responsibility for customer-facing functions, such as sales, marketing and professional services. Prior to TIBCO, Mr. Bradley was an Executive Vice President for Hewlett-Packard Company from 2005 to 2014.

Other than as described above, Mr. Bradley has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  In addition, there are no family relationships between Mr. Bradley and any of our directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Sharon E. Underberg
Sharon E. Underberg
General Counsel, Secretary and Senior Vice President

Date: June 29, 2017